M_____________________________________________________________________

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                      CityplaceWASHINGTON, StateD.C. 20549
                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF EARLIEST EVENT REPORTED: OCTOBER 18, 2006


                              ATWOOD OCEANICS, INC.
             (Exact name of registrant as specified in its charter)


                         COMMISSION FILE NUMBER 1-13167

                                      TEXAS
         (State or other jurisdiction of incorporation or organization)

        Internal Revenue Service - Employer Identification No. 74-1611874

          15835 Park Ten Place Drive, Houston, Texas, 77084
                                 (281) 749-7800
                                  ------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01         REGULATION FD DISCLOSURE

     The Company's Fleet Status Report at October 18, 2006 is attached hereto as
Exhibit 99.1. Such information is being furnished under Regulation FD and should not be deemed to be filed under Section 18 of the Exchange Act. The Fleet Status Report has also been posted on the Company's website at www.atwd.com. All changes from the Company's last Fleet Status Report dated October 11, 2006 are highlighted in yellow on the Company's website.

     As noted in the attached Fleet Status Report, Woodside Energy, Ltd. elected to extend its contract commitment for the ATWOOD EAGLE to two years. The dayrate for the two-year period will be approximately $405,000, with the contract expected to commence in December 2007. The ATWOOD FALCON continues with its shipyard project and remains within its expected budgeted total cost of approximately $32 million. As a result of expensing a portion of these costs during the shipyard period, operating costs for the ATWOOD FALCON during both the last quarter of fiscal year 2006 and the first quarter of fiscal year 2007 are expected to be between $60,000 and $70,000 per day. The ATWOOD BEACON has completed its drilling commitment in country-regionVietnam and is preparing to be moved to a shipyard in placecountry-regionSingapore to have its last leg sections reattached. This process is now expected to take three to four weeks to complete, with a loss of hire insurance coverage of $70,000 per day to be receiving during this period. Following the reattachment of the leg sections, the rig will be moved to country-regioncountry-regionIndia to commence its twenty-five (25) month contract commitment with Gujarat State Petroleum Corporation Ltd. The country-regionVICKSBURG has completed its drilling program in country-regionMalaysia and is preparing to move to country-regioncountry-regionThailand to commence working for Chevron.

     Statements contained in this report with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors including; the Company's dependence on the oil and gas industry; the risks involved the construction of a rig; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to a war with Iraq; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Company's annual report on Form 10-K for the year ended September 30, 2005, filed with the Securities and Exchange Commission.



ITEM 9.01         EXHIBITS

EXHIBIT 99.1    FLEET STATUS REPORT OCTOBER 18, 2006




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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ATWOOD OCEANICS, INC.
                                       (Registrant)



                                       /s/ James M. Holland
                                       James M. Holland
                                       Senior Vice President

                                       DATE:    October 18, 2006


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                       EXHIBIT INDEX


EXHIBIT NO.        DESCRIPTION

99.1        Fleet Status Report at October 18, 2006







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